UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 18, 2008 (September 16, 2008)

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BlastGard International, Inc.

(Exact name of registrant as specified in its charter)

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Colorado	333-47294	84-1506325
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2451 McMullen Booth Road, Suite 207, Clearwater, Florida  33759-1362

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (727) 592-9400

_______________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement

The December 2004 Debt became due and payable on August 29, 2008. However, pursuant to a Revised and Amended Sixth Waiver and Modification Agreement dated as of September 16, 2008, the Senior Lenders received the payment of default interest calculated at the rate of 21% per annum (versus 8%) for the period April 1, 2008 through September 30, 2008 as consideration to extend the Maturity Date of the Notes to November 1, 2008. Commencing October 1, 2008 and thereafter, the interest rate shall revert to an amount equal to 8% per annum. In addition, the holders of the December 2004 Debt agreed to convert an aggregate of $124,093.19 in principal and accrued interest therein at a conversion price of $.10 per share.

Item 901.

Financial Statements and Exhibits.

Exhibit

Description

10.1

Revised and Amended Sixth Waiver and Modification Agreement, dated September 16, 2008. (Filed herewith.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BLASTGARD INTERNATIONAL, INC.

By:	/s/ ANDREW MCKINNON
Andrew McKinnon, Chief Executive Officer

Date:  September 18, 2008